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                                                                   EXHIBIT 10.21






                               FIRST AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                               DATED MAY 30, 1996


                                     BETWEEN


                            OUTBACK STEAKHOUSE, INC.


                                       AND


                              BARNETT BANK OF TAMPA





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                               FIRST AMENDMENT TO
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT dated as of the 30th day of May, 1996, is made and executed by and between BARNETT BANK OF TAMPA, a state chartered bank, and its successors and assigns (collectively, the "Bank"), and OUTBACK STEAKHOUSE, INC., a Delaware corporation (the "Borrower").


                                   BACKGROUND


         A. On or about January 13, 1994, the Bank and the Borrower made and executed a certain First Amended and Restated Loan Agreement (the "Prior Loan Agreement") relating to a $5,000,000.00 commercial revolving line of credit.

         B. On or about September 14, 1994, the Bank and the Borrower executed and entered into the covenants of that certain First Amendment to First Amended and Restated Loan Agreement (the "First Amendment").

         C. The Borrower requested that the Bank increase the existing $5,000,000.00 revolving line of credit available under the Restated Loan Agreement so as to provide a $7,500,000.00 revolving line of credit to support or collateralize the issuance by Bank of letters of credit, finance general corporate needs and support or collateralize loans to franchisees of the Borrower (as from time to time extended and/or increased, the "Facility"), and Bank approved said increase, subject to the terms and provisions of a certain Second Amended and Restated Loan Agreement dated as of August 14, 1995 (as from time to time modified and amended, the "Restated Loan Agreement"), which replaced and superseded the Prior Loan Agreement in its entirety.

         D. To evidence the increased Facility, the Borrower as of August 14, 1995, executed and delivered to the Bank a certain Amended and Restated Commercial Promissory Note in the principal amount of $7,500,000.00 (the "Prior Note"), which Prior Note amended, restated, increased and replaced that certain Commercial Promissory Note dated January 13, 1994, executed by the Borrower in favor of the Bank in the principal amount of $5,000,000.00.

         E. Borrower has requested that Bank further extend the maturity of the Facility and Bank has agreed so to do, and to evidence the Facility as extended, the Borrower as of even date herewith has executed and delivered to the Bank a certain Amended and Restated Commercial Promissory Note in the principal amount of $7,500,000.00 (the "Renewal Note"), which Renewal Note amends, restates, increases and replaces the Prior Note executed by the Borrower in favor of the Bank in the principal amount of $7,500,000.00, in its entirety.

         F. The Bank and the Borrower now desire to modify, amend, and renew the Restated Loan Agreement, as hereinafter set forth.




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         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Bank and the Borrower hereby agree that the Restated Loan Agreement is amended as follows:


                              OPERATIVE PROVISIONS

         1. The recitals of fact set forth above (the "Background") are true and correct.

         2. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Restated Loan Agreement or, if any such term is not defined in the Restated Loan Agreement.

         3.       Subsections 1.2.10, 1.2.19, 1.2.20, 1.2.27 and 1.2.28
contained in the Restated Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

                  1.2.10 "Commitment Period" shall mean the period from and including the date of the Loan Agreement to but not including June 30, 1998, or such earlier date as the Commitment shall terminate as provided herein.

                  1.2.19 "$75-Million Loan Agreement" shall mean the Loan Agreement dated September 14, 1994, as amended by (i) First Amendment to Loan Agreement executed by Borrower and Bank dated as of August 14, 1995, and (ii) Second Amendment to Loan Agreement executed by Borrower and Bank of even date herewith of even date herewith, relating to the $75-Million Revolving Loan.

                  1.2.20 "$75-Million Revolving Loan" shall mean that certain revolving line of credit extended by Bank to Borrower pursuant to that certain Loan Agreement dated September 14, 1994, as amended by First Amendment to Loan Agreement executed by Borrower and Bank dated August 14, 1995, and by Second Amendment to Loan Agreement executed by Borrower and Bank dated as of even date herewith, and the note or notes evidencing such revolving loan.

                  1.2.27 "Note" shall mean the Restated Note, as defined in the preamble of this Amendment.

                  1.2.28 "Loans" shall mean the Facility and the $75-Million Revolving Loan, collectively.



                                       2.


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         4.       Sections 4.14 and 4.16 contained in the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

                  4.14 Consolidated Tangible Net Worth. Maintain the Borrower's Consolidated Tangible Net Worth in an amount not less than (i) $250,000,000.00 for the Borrower's fiscal year ending in 1996, (ii) $300,000,000.00 for the Borrower's fiscal year ending in 1997, and
         (iii) $375,000,000.00 for the Borrower's fiscal year ending in 1998; Compliance with the foregoing Consolidated Tangible Net Worth covenant shall be measured as of the end of each fiscal year.

                  4.16 Maximum Capital Expenditures. Not expend for all capital expenditures, excluding pre-opening costs, in excess of (i) $165,000,000.00 for the Borrower's fiscal year ending in 1996, (ii) $190,000,000.00 for the Borrower's fiscal year ending in 1997, and
         (iii) $210,000,000.00 for the Borrower's fiscal year ending in 1998. Compliance with the foregoing covenant shall be measured as of the end of each fiscal year.

         5. Section 4.17 of Article 4 is hereby amended and restated in its entirety, as follows:

                  4.17 Maximum Debt to EBITDA Ratio. The Borrower will maintain its EBITDA Ratio at a maximum of 1.50:1.00 as of the end of each quarter during the term of this Agreement. For the purpose of this Agreement "Debt to EBITDA Ratio" shall mean (i) the Borrower's total liabilities, including interests of minority partners in consolidated partnerships, less deferred tax liabilities and subordinated debt, as disclosed on the balance sheet of Borrower at any particular date, divided by (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), for the preceding twelve-month period ending on the test date.

         6. Exhibit "F" to the Loan Agreement is hereby deleted and Exhibit "F" attached hereto is substituted therefor.

         7. Except as expressly modified hereby, the Loan Agreement and all other documents executed in connection with the Loan, except the Restated Note, remain unchanged and in full force and effect and are hereby ratified and reconfirmed by the Borrower. The Borrower certifies and confirms to the Bank that all representations and warranties set forth in the Loan Agreement are true and correct as of the date hereof.



                                       3.


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         IN WITNESS WHEREOF, the Borrower and the Bank have cause this Agreement to be duly executed under seal by their duly authorized officers, all as of the day and year first above written.


WITNESSES:                              OUTBACK STEAKHOUSE, INC., a Delaware
                                        corporation



 /s/  George Breen                      By: /s/ Robert S. Merritt
----------------------------------         ------------------------------------
                                        Name:   Robert S. Merritt
                                        Title:  Senior Vice President
/s/  Charlie Thomas
----------------------------------
As to Borrower
                                                (Corporate Seal)

                                                "BORROWER"





                                        BARNETT BANK OF TAMPA, a state chartered bank


 /s/  George Breen                      By: /s/ Lynn E. Billingsley
----------------------------------         ------------------------------------
                                        Name:   Lynn E. Billingsley
                                        Title:  Senior Vice President
/s/   Charlie Thomas
----------------------------------
As to Bank
                                                         "BANK"



                                       4.


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                                 EXHIBIT "F"


             OFFICER'S CERTIFICATE REGARDING FINANCIAL STATEMENTS


        The undersigned officer hereby certifies that the (annual) (quarterly) financial statements included in the attached (10K) (10Q) fairly present the financial conditions of the Borrower in accordance with GAAP and all material matters which would be required to be recognized and disclosed under GAAP have been recognized and disclosed. No Event of Default exists on the date hereof, nor has a default described in the Loan Agreement occurred which, with the passage of time or the giving of notice, or both, would constitute and Event of Default. The Borrower is not in default or violation of any of the terms and conditions of the $75 Million Loan Agreement or the Prior Laon Agreement (as defined in the Loan Agreement).

        Attached hereto are accurate and correct calculations indicating compliance with Sections 4.14 through 4.17 of the $75 Million Loan Agreement or Sections 4.14 through 4.17 of the Prior Loan Agreement.



Date:_________________, 199__                     ______________________________
                                                  Robert S. Merritt
                                                  Chief Financial Officer
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                  COMPLIANCE WITH SECTION 4.14 THROUGH 4.17



1.      Compliance with Section 4.14: (Annually)

        a.  Consolidated Stockholder Equity                   $_________________
less    b.  Goodwill and Other Intangible Assets              $_________________

                        CONSOLIDATED TANGIBLE NET WORTH       $_________________


2.      Compliance with Section 4.15: (Quarterly)

        Total Liabilities     $_________________

        _______________________________________________   =    _______:_________
        Consolidated Tangible                                   LEVERAGE RATIO
        Net Worth             $_________________


3.      Compliance with Section 4.16: (Annually)

        Fiscal Year Capital Expenditures
        (excluding pre-opening costs)                         $_________________
                                                            CAPITAL EXPENDITURES


4.      Compliance with Section 4.17: (Quarterly)

        Total Liabilities Less Subord.
        Debt & Deferred Tax Liabil.   $________________

        _______________________________________________   =    _______:_________
        Earnings Before Interest, Taxes                     DEBT TO EBITDA RATIO
        Deprec. & Amortization        $________________